[Richards, Layton & Finger, P.A. Letterhead]










                                                  April 28, 2004



Evergreen Utilities and High Income Fund
200 Berkeley Street
Boston, Massachusetts  02116

                  Re:      Evergreen Utilities and High Income Fund

Ladies and Gentlemen:

     Reference is made to our opinion letter to you, dated April 19, 2004 (the "Opinion"), filed as an exhibit to Pre-Effective Amendment No. 2 to the Form N-2 Registration Statement and related Prospectus filed by you with the United States Securities and Exchange Commission (the "SEC") on or about February 9, 2004 (the "Registration Statement"). We hereby consent to the incorporation by reference of the Opinion into this Registration Statement and the use of our name under the heading "Validity of Common Shares" in the Prospectus incorporated by reference into this Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                         Very truly yours,

                                         /s/ Richards, Layton & Finger, P.A.


EAM/XJS